FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 25th day of October, 1996, by and between COLONY
APARTMENTS/CHAPEL HILL LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), and COLONY LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     R-1. Purchaser and Seller are parties to that certain Agreement of Sale dated as of September 26, 1996 (the "Contract"), with respect to the purchase and sale of that certain parcel of real property and the improvements situated thereon known as Colony Apartments located at 1250 Ephesus Church Road, Chapel Hill, North Carolina, as more particularly described in the Contract.

     R-2. Purchaser and Seller now desire to amend the Contract as more particularly set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and/or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Contract.

     2. Additional Earnest Money. Section 2.2 of the Contract is hereby amended to provided that the $50,000 Additional Earnest Money shall be payable by Purchaser to Escrow Agent on or before October 30, 1006.

     3. Closing Date. Section 8.1 of the Contract is hereby amended to provide that Closing shall be on the later to occur of (i) November 25, 1996 or
(ii) three (3) business days after receipt from the Federal Housing Commissioner of written approval to the sale of the Property and the prepayment of the existing financing encumbering the Property (the "Closing Date").

     4. Ratification of Contract. Except as modified by this Amendment, all of the terms and provisions of the Contract are hereby ratified and confirmed by Seller and Purchaser and shall remain in full force and effect.

     5. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more or such counterparts. All counterparts shall collectively constitute a single agreement.
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     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned parties have duly executed this Amendment under seal on the dates indicate below beneath their respective signatures.

WITNESS:                      SELLER:

---------------------------   COLONY LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Colony Partners, Inc., an Illinois
                                   corporation, its general partner

                                   By:   /s/ James E. Mendelson
                                        ---------------------------------
                                   Name:  James E. Mendelson
                                        ---------------------------------
                                   Its:  Authorized Representative
                                        ---------------------------------


                              PURCHASER

                              COLONY APARTMENTS/CHAPEL HILL LIMITED
                              PARTNERSHIP, a Maryland limited partnership

                              By:  Tarheel Investments, LLC, a Maryland
                                   limited liability company

                                   By:   /s/ Mike Brody
                                        --------------------------------
                                   Name:     Mike Brody
                                        --------------------------------
                                   Its:      Managing Member
                                        --------------------------------
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